Safe Harbor Disclosure Except for the historical information contained in this press release, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward- looking statements involve risks and uncertainties, including: changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines; fluctuations in interest rates and the effects of inflation or a potential recession, whether caused by Federal Reserve action or otherwise; changes to existing trade policies that could affect economic activity or specific industry sectors; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor or depositor sentiment; demand for loans in Capitol Federal Financial, Inc.'s market areas; the future earnings and capital levels of Capitol Federal Savings Bank and the impact of potential pre-1988 bad debt recapture, which could affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the Securities and Exchange Commission. Actual results may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial, Inc.'s judgment as of the date of this release. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward- looking statements. 2

Meeting Agenda I. Proxy proposal items of business II. Financial performance and capital returns III. Strategic banking initiatives and long-term strategy IV.Questions & answers 3

John B. Dicus, Chairman, President & CEO Michel’ Philipp Cole, ABC Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Carlton A. Ricketts Jeffrey R. Thompson Board of Directors 4

Management John B. Dicus, Chairman, President & CEO Anthony S. Barry, Chief Corporate Services Officer Natalie G. Haag, General Counsel & Corporate Secretary Rick C. Jackson, Chief Lending Officer William J. Skrobacz, Jr., Chief Retail Operations Officer Kent G. Townsend, Chief Financial Officer 5

Proxy proposal items of business The election of two directors. An advisory (non-binding) vote on executive compensation as disclosed in the accompanying proxy statement. The approval of the Capitol Federal Financial, Inc. 2026 Omnibus Incentive Plan. The ratification of the appointment of KPMG LLP as Capitol Federal Financial, Inc.'s independent registered public accounting firm for the fiscal year ending September 30, 2026. 6

Financial Performance FY 2025 For the Year Ended September 30, 2025 2024 Net Income (in thousands) $ 68,025 $ 38,010 Earnings Per Share (basic & diluted) $ 0.52 $ 0.29 Net Interest Margin 1.96% 1.77% Return on Average Assets 0.71% 0.40% Return on Average Equity 6.54% 3.69% 7

Financial Performance FY 2025 For the Year Ended September 30, 2025 2024 Efficiency Ratio 58.33% 66.91% Operating Expense Ratio 1.22% 1.17% Non-performing Assets to Total Assets 0.49% 0.11% Equity to Total Assets 10.71% 10.83% 8

Financial Performance At September 30, 2025 2024 (in thousands) Total Assets $ 9,778,701 $ 9,527,608 Total Loans $ 8,111,961 $ 7,907,338 Total Securities $ 867,216 $ 856,266 Total Deposits $ 6,591,448 $ 6,129,982 Total Borrowings $ 1,950,770 $ 2,179,564 Total Stockholders' Equity $ 1,047,677 $ 1,032,270 9

Number of shares repurchased 2,994,893 Average price per share $ 6.73 Total amount repurchased $ 20,153,438 *Paid in February, May, August, and November. CY 2025 Dividends and Share Repurchases Total regular quarterly dividends* $ 44,207,366 Robust History of Disciplined Capital Returns 10

(in m ill io ns ) $1,968.7 $2,033.1 $436.0 $456.2 $1,532.7 $1,576.9 2024 2025 $0.0 $400.0 $800.0 $1,200.0 $1,600.0 $2,000.0 $2,400.0 Cumulative Cash Returned to Stockholders Stockholder Dividends $11.32/sh per share Share Repurchases 42,987,200 shares Avg. Price of $10.61 Robust History of Disciplined Capital Returns 11

Robust History of Disciplined Capital Returns Payment of Dividends • CFFN declared a special dividend of $0.04 per share on December 17, 2025, payable on January 23, 2026 to stockholders of record as of the close of business on January 9, 2026. • CFFN declared a regular quarterly dividend of $0.085 per share on January 27, 2026, payable on February 20, 2026 to stockholders of record as of the close of business on February 6, 2026. • For fiscal year 2026, it is the intention of our Board to pay out the regular quarterly cash dividend of $0.085 per share, totaling $0.34 per share for the year. 12

Strategic Banking Initiatives • Strategic Actions • Commercial Lending • Treasury Management • Digital Banking • Private Banking, Trust and Wealth Management • Stockholder Value 13

Questions & Answers

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